                                                                     Exhibit 1.1

                            PLACEMENT AGENT AGREEMENT

        THIS PLACEMENT AGENT AGREEMENT, made and entered into effective the 4th day of January, 2002, by and between AMDL, INC., a Delaware corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780 (the "Issuer"), UVEST INVESTMENT SERVICES, INC., a _______________ corporation, 128 S. Tyron Street, Suite 1340, Charlotte, North Carolina 28202 (the "Placement Agent") and the individual shareholders of the Issuer who are signatories hereto identified on Schedule A (the "Selling Shareholders").

                                    RECITALS

        A. The Selling Shareholders desire to offer and sell an aggregate of 483,432 shares of the Issuer's common stock, $.001 par value per share (the "Shares"), in the allocations set forth on Schedule A at a price of $2.50 per Share in cash to investors in an offering (the "Offering").

        B. The Offering is to be made on a "best efforts" basis pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that the Offering may be made at any time prior to the effective date of the Registration Statement to "accredited investors" (as defined in Rule 501(a) of Regulation D under the Securities Act).

        C. The Offering will be made pursuant to either (i) a prospectus if the Offering is made pursuant to the Registration Statement or (ii) offering documents prepared by the Issuer which are reasonably acceptable to the Placement Agent (such offering documents are collectively referred to as the "Memorandum") if the Offering is made prior to the effective date of the Registration Statement.

        D. Placement Agent is a member of the National Association of Securities Dealers, Inc. and is willing, as an agent, to assist the Issuer and the Selling Shareholders in the offering and sale of the Shares on the terms and conditions set forth herein.


                                    AGREEMENT

        NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

        1. APPOINTMENT OF PLACEMENT AGENT TO SELL SHARES. The Issuer, on behalf of itself and the Selling Shareholders, hereby appoints the Placement Agent as the exclusive agent for the period of the Offering to sell, on a "best efforts" basis, up to 483,432 Shares pursuant to and in accordance with the provisions of the Registration Statement or the Memorandum. If the sale of the Shares is conducted pursuant to the Memorandum, the

Company has agreed, pursuant to a Warrant Exercise Stock Purchase Agreement dated as of December 20, 2001 and an Option Exercise Stock Purchase Agreement dated as of December 20, 2001, to register the Shares sold in the Offering on Form S-3 as soon as practicable.

        2. ACCEPTANCE OF APPOINTMENT; AGREEMENT TO USE BEST EFFORTS TO SELL SHARES. The Placement Agent hereby accepts the appointment, and agrees, as placement agent for the Selling Shareholders, to use its best efforts to find suitable purchasers for the Shares. The Placement Agent makes no commitment to purchase all or any of the Shares.

        3. OTHER AGENTS. The Placement Agent shall have the right to associate with other agents who are members of the National Association of Securities Dealers, Inc., if located in the United States, or such regulatory authority as required under the laws of their jurisdiction of incorporation in connection with the sale of the Shares and to share its compensation hereunder.

        4. TERMS OF SALE. Each Share shall be sold for $2.50 which shall be payable in cash or check at the time a subscription to purchase the Shares is tendered to the Issuer.

        5. TERM OF OFFERING. The Offering shall continue until the earlier of (i) the sale of 483,432 Shares, or (ii) April 15, 2002 (the "Termination Date"). Upon the termination of the Offering, the Placement Agent immediately shall cease making offers of the Shares and shall terminate all then pending offers. The Termination Date may be extended by mutual agreement of the Issuer and the Placement Agent.

        6. COMPENSATION. As compensation for its activities hereunder and pursuant hereto, the Placement Agent shall receive for its efforts a commission equal to ten percent (10%) of the price at which the Shares are sold to investors by the Placement Agent, or $0.25 for each Share sold by the Placement Agent whose subscription is accepted by the Issuer on behalf of the Selling Shareholders. The Placement Agent shall receive the commission simultaneously with the distribution of funds from escrow to the Issuer or a Selling Shareholder following the acceptance of the subscription by Issuer on behalf of itself or the Selling Shareholders and the determination that the subscription funds are good funds.

        7. EXPENSES OF THE OFFERING. Whether or not the Offering is concluded successfully, or in the event it is not concluded for any reason, including the exercise by Placement Agent of any provision in this Agreement allowing termination of the Offering by Placement Agent, the Issuer shall pay all of the Issuer's and the Selling Shareholders' expenses in the Offering including the expenses and disbursements of the Issuers accountants, and attorneys, as well as any blue sky filing fees, transfer agent fees, escrow agent fees, and its other expenses of issuance; provided, however, that each of the Selling Shareholders shall be responsible for payment of the Placement Agent's compensation under Section 6 above with respect to their Shares. The Issuer shall also pay all printing expenses and provide Placement Agent with a sufficient number of Prospectuses Memorandums, Subscription Agreements, and related documents as the Placement Agent may reasonably require in connection with the marketing of the Shares. The Placement Agent shall pay all of the Placement Agent's expenses in the Offering, including, but not limited to, the expenses and disbursements of its own attorneys.

        8. ESCROW OF PROCEEDS. The proceeds from the sale of any and all Shares shall be deposited directly by the Placement Agent into an escrow account established for this Offering with Oppenheimer Wolff & Donnelly LLP (the "Escrow Holder"). The proceeds shall be administered according to the provisions of paragraphs 2.1 and 3.2 of both the Warrant Exercise Stock Purchase Agreement and the Option Exercise Stock Purchase Agreement.

        9. SUBSCRIPTIONS. Each subscriber shall subscribe for the Shares by completing and executing a Subscription Agreement in the form acceptable to the Placement Agent, Issuer and Selling Shareholders, and delivering the completed and executed agreement together with the appropriate questionnaire(s) and payment to the Escrow Holder.

        10. DELIVERY OF SUBSCRIPTION AGREEMENTS. All Subscription Agreements received by the Placement Agent from subscribers immediately shall be forwarded by the Placement Agent to the Issuer.

        11. ACCEPTANCE OR REJECTION OF SUBSCRIPTIONS. The Issuer and the Placement Agent each have the right to accept or reject any subscription. Only upon the acceptance of a subscription by the Issuer without the rejection of the subscription by the Placement Agent is a sale made.

        12. COPY OF SUBSCRIPTION TO PLACEMENT AGENT. Upon the acceptance of a subscription, the Issuer shall execute the acceptance on the Subscription Agreement, and shall forward a duplicate of the accepted Subscription Agreement to the Escrow Agent and the Placement Agent. Upon receipt of same, the Placement Agent shall forward a copy to the subscriber.

        13. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with the Placement Agent that:

                (a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Issuer has the duly authorized and outstanding capitalization as set forth in the Registration Statement and/or Memorandum, the Shares shall conform to the description contained in the Registration Statement and/or Memorandum, and the Shares to be issued, when issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and subject to no preemptive rights or similar rights on the part of any person or entity, except as set forth in the Registration Statement and/or Memorandum. A sufficient number of shares of the common stock of the Issuer have been reserved for issuance by the Issuer for all Shares required to be issued pursuant to the Offering.

                (c) The Registration Statement and/or Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements in the Memorandum not misleading.

                (d) The execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement, and compliance with the terms and provisions of this Agreement shall not conflict with, or result in a breach or, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation, as amended, or the Bylaws of the Issuer, or any indenture, mortgage or other agreement or instrument to which the Issuer is a party or by which it or its properties are bound, or any applicable law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or its properties.

                (e) This Agreement has been duly authorized, executed and delivered on behalf of the Issuer, and is the valid, binding and enforceable obligation of the Issuer, except to the extent that obligations concerning indemnification herein may be limited by applicable securities laws, and except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance. The Issuer has full requisite power and authority to enter into this Agreement.

                (f) No authorization, approval, consent or license of any regulatory body or authority is required for the valid authorization, issuance, sale and deliver of the Shares, or, if so required, all authorizations, approvals, consents and licenses have been obtained and are in full force and effect.

        14. REPRESENTATIONS AND WARRANTIES. The Selling Shareholders hereby represent and warrant to the Placement Agent as follows:

                (a) Each Selling Shareholder represents and warrants that he has the power and authority to enter into this Agreement and to perform his obligations hereunder and that this Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

                (b) Each Selling Shareholder represents and warrants that such Selling Shareholder owns beneficially and of record, free and clear of any liens and encumbrances, all of the Shares being transferred to the Purchasers by the Selling Shareholders and that, upon delivery of the payment for such Shares as herein provided, the Selling Shareholders will convey good title thereto, free and clear of any liens or encumbrances.

        15. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent represents and warrants to, and agrees with the Issuer that:

                (a) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission, and is a member in good standing of the National Association of Securities Dealers, Inc. The Placement Agent is registered or otherwise qualified to sell the Shares in each state in which the Placement Agent intends to sell such Shares.

                (b) The Placement Agent is not aware nor has it been advised of any pending or threatened action or proceeding, either in any court of competent jurisdiction, before the Securities and Exchange Commission or any state securities commission concerning the Placement Agent's activities as a broker or dealer, nor, to the knowledge of the Placement Agent, has the Placement Agent been named as a "cause" in any action or proceeding, any of which it expects to have a material adverse effect upon the Placement Agent's ability to act as agent to the Issuer as contemplated herein.

                (c) In the event any action or proceeding of the type referred to in paragraph (b) above shall be instituted or, to the knowledge of the Placement Agent, threatened against the Placement Agent at any time prior to the commencement of the Offering, or in the event there shall be filed by or against the Placement Agent in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Placement Agent makes an assignment for the benefit of creditors, the Issuer shall have the right on three (3) days' written notice to the Placement Agent to terminate this Agreement without any liability to the Placement Agent of any kind, except for (i) any compensation due or paid as a result of sales consummated; and (ii) those provisions that survive this Agreement as set forth herein.

        16. COVENANTS OF THE PLACEMENT AGENT. The Placement Agent covenants that:

                (a) The Placement Agent shall not make any statement or take any action in connection with the offering and sale of the Shares and its activities under and pursuant to this Agreement that is not consistent with the exemptions from registration provided by Sections 4(1) and 4(2) of the Securities Act, Rule 506 of Regulation D under the Securities Act, and the exemptions provided by applicable state securities laws.

                (b) The Placement Agent shall not sell the Shares offered pursuant to the Memorandum to those other than "accredited investors."

                (c) The Placement Agent shall use no other materials in the offer or sale of the Shares other than the Memorandum.

                (d) The Placement Agent shall, in connection with the sale of the Shares offered pursuant to the Memorandum, provide information to the Issuer sufficient to enable the Issuer to establish and determine that all purchasers of the Shares are qualified purchasers, as defined in the Memorandum and in applicable state and federal securities laws.

                (e) The Placement Agent shall not sell the Shares by any means of public solicitation or general advertising, or in any manner that violates the conditions imposed by applicable state and federal securities laws in connection with an offer and sale of securities pursuant to the exemptions from registration contained in Section 4(1) or 4(2) of the Securities Act, Rule 506 of Regulation D under the Securities Act and the exemptions provided by applicable state securities laws.

        17. TERMINATION OF AGREEMENT. This Agreement may, subject to the other provisions hereof, be terminated as follows:

                (a) At any time, the Issuer may, by notice to the Placement Agent, terminate this Agreement; and at any time prior to the commencement of the Offering, the Placement Agent may, by notice to the Issuer, terminate this Agreement.

                (b) This Agreement may be terminated by the Placement Agent at any time by notice to the Issuer because of any failure on the part of the Issuer to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Issuer is unable to perform its obligations hereunder.

                (c) This Agreement may be terminated by the Issuer at any time by notice to the Placement Agent because of any failure on the part of the Placement Agent to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Placement Agent is unable to perform its obligations hereunder.

                (d) Except as otherwise provided herein, this Agreement shall terminate upon the Termination Date.

        18.     INDEMNIFICATION.

                (a) The Selling Shareholders shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 16 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Placement Agent and each controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as the losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Memorandum, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary in order to make the statements in the Registration Statement or the Memorandum not misleading, unless the untrue statement or omission was made in the Registration Statement or the Memorandum in reliance upon and in conformity with information furnished in writing to the Issuer by the Placement Agent directly or through counsel. However, this indemnification provision shall not benefit the Placement Agent or any person controlling the Placement Agent if the Placement Agent failed to send or give a copy of the Memorandum, or any amendment or supplement thereto, to a person at or prior to the time an offer of Shares was made to that person, or acted in violation of any covenants made by it herein. Promptly after receipt by the Placement Agent or any person controlling the Placement Agent of notice of the commencement of any action with respect to which indemnification may be sought from the Issuer under this Section 20, the Placement Agent shall notify the Issuer in writing of the commencement, and, subject to the provisions stated below, the Issuer shall assume the defense of the action (including the employment of counsel and the payment of expenses) insofar as the action relates to any alleged liability with respect to which indemnification may be sought from the Issuer. The Placement Agent or any person controlling the Placement Agent shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be the expense of the Issuer unless the employment of the counsel has been specifically authorized in writing by the Issuer. The Issuer shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Issuer's consent in writing.

                (b) The Placement Agent shall indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed any required filing, each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, and the Selling Shareholders from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Issuer and each director, officer or controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, (i) insofar as the losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Memorandum, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary in order to make the statements in the Registration Statement or the Memorandum not misleading, but only insofar as the untrue statement or omission was made in the Registration Statement or the Memorandum in reliance upon and in conformity with information furnished in writing to the Issuer by the Placement Agent directly or through counsel, or (ii) insofar as the losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any statements made or actions taken in connection with an offer or sale in reliance upon the exemptions from registration contained in Regulation D or Section 4(1) or 4(2) under the Securities Act and the exemptions provided by state securities laws. Promptly after receipt of notice of the commencement of any action with respect to which indemnification may be sought from the Placement Agent under this Section 20, the Issuer shall notify the Placement Agent in writing of the commencement, and, subject to the provisions stated below, the Placement Agent shall assume the defense of the action (including the employment of counsel and the payment of expenses) insofar as the action relates to any alleged liability with respect to which indemnification may be sought from the Placement Agent. The Issuer, the Selling Shareholders and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be the expense of the Placement Agent unless the employment of the counsel has been specifically authorized in writing by the Placement Agent. The Placement Agent shall not be liable, and shall not be required to indemnify any person in connection with any settlement of any action effected without the Placement Agent's consent in writing.

        19. PROVISIONS TO SURVIVE DELIVERY. The representations, warranties, covenants, indemnities, understandings, agreements and other statements of the Issuer and the Placement Agent contemplated by, set forth in, or made pursuant to, this Agreement and the indemnification agreements of the Issuer and the Placement Agent shall survive delivery of, and payment for, the Shares.

        20. EFFECTIVE TIME; TERM OF AGREEMENT. Except as provided below, this Agreement shall, with respect to the undertaking to sell or to assist in selling and to pay commissions, be effective until the termination of the offering of the Shares. With respect to all other provisions hereof, especially the representations and warranties, covenants and agreements to indemnify, this Agreement shall be effective until the statute of limitations has run with respect to all actions that may be brought in connection with or arising out of this Agreement or any actions or omissions contemplated hereby.

        21. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of California. Any action or proceeding arising out of or relating to this Agreement shall be brought in the State of California and venue for such action shall be in the appropriate state or federal court in the County of Orange.

        22. ASSIGNMENT. Neither this Agreement nor any interest of any party herein may be assigned, pledged or transferred without the prior written consent of the parties hereto.

        23. BINDING EFFECT. This Agreement inures to the benefit of, and is binding upon, the parties hereto, and their respective heirs, representatives, successors, and permitted assigns, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations hereunder.

        24. WAIVER. No waiver of any provision hereof is valid unless it is in writing and signed by the person against whom it is charged.

        25. NOTICE. Any notice required or permitted to be given pursuant hereto to a Selling Shareholder must be in writing addressed to the person at the address specified in the Issuer's shareholder records, or the Issuer or Placement Agent at the address set forth above, and if sent to the Issuer, with a copy to Richard H. Bruck, Esquire, Oppenheimer Wolff & Donnelly LLP, 840 Newport Center Drive, Suite 700, Newport Beach, CA 92660.

        26. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



"Issuer"                                      "Placement Agent"

AMDL, INC.                                    UVEST Investment Services, Inc.



By:                                           By:
   ----------------------------------             ----------------------------
        Gary L. Dreher, President                   Daniel Arnold, President

                                              "Selling Shareholders:


                                              ---------------------------------
                                                     Thomas V. Tilton


                                              ---------------------------------
                                                        That T. Ngo


                                              ---------------------------------
                                                         Harry Berk


                                              ---------------------------------
                                                        Donald Rounds


                                              ---------------------------------
                                                    Douglas C. MacLellan


                                              ---------------------------------
                                                William M. Thompson, III, M.D.